UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 27, 2009
SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800) 829-0965
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
          On July 27, 2009, Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”), and Sprint Mozart, Inc., a newly formed wholly owned subsidiary of Sprint Nextel (“Merger Sub”), entered into a definitive transaction agreement (the “Merger Agreement”) with Virgin Mobile USA, Inc. (“Virgin Mobile”) for Sprint Nextel to acquire Virgin Mobile.
          Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Virgin Mobile (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Virgin Mobile will continue as the surviving corporation of the Merger and a wholly owned subsidiary of Sprint Nextel. In connection with the Merger, pursuant to the terms of the Merger Agreement, (i) except as set forth in clauses (ii) and (iii) below, each outstanding share of Virgin Mobile’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), will be converted into the right to receive a number of shares of Series 1 voting common stock, par value $2.00 per share, of Sprint Nextel (“Sprint Nextel Shares”) and cash in lieu of fractional shares based on an Exchange Ratio (as defined in the Merger Agreement and described below), (ii) each outstanding share of Class A Common Stock and Virgin Mobile’s Class C Common Stock, par value $0.01 per share (“Class C Common Stock”), held by Corvina Holdings Limited and Cortaire Limited (together with their respective affiliates, the “Virgin Affiliated Group”) will be converted into the right to receive a number of Sprint Nextel Shares and cash in lieu of fractional shares based on the Exchange Ratio multiplied by 93.09% (the “Virgin Group Exchange Ratio”), (iii) each outstanding share of Class A Common Stock and Class C Common Stock held by SK Telecom Co., Ltd. (“SK Telecom”) and any of its affiliates to which any such shares are transferred on or after the date of the Merger Agreement (collectively, the “SK Stockholders”) will be converted into the right to receive a number of Sprint Nextel Shares and cash in lieu of fractional shares based on the Exchange Ratio multiplied by 89.84% (the “SK Exchange Ratio”), (iv) each outstanding share of Virgin Mobile’s Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), all of which are owned by the Virgin Affiliated Group and SK Telecom as of July 27, 2009, will be converted into the right to receive a number of Sprint Nextel Shares and cash in lieu of fractional shares after giving effect to the conversion of such shares of Preferred Stock into Class A Common Stock multiplied by (1) in the case of the Virgin Affiliated Group, the Virgin Group Exchange Ratio, and (2) in the case of the SK Stockholders, the SK Exchange Ratio, and (v) each outstanding share of Virgin Mobile’s Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and together with the Class A Common Stock, Class C Common Stock and Preferred Stock, referred to as “Virgin Mobile Shares”) will be canceled without any conversion thereof and no consideration will be delivered in respect thereto.
          The Exchange Ratio is equal to the number determined by dividing $5.50 by the Average Parent Stock Price (as defined below); provided, however, that (x) if the number determined by dividing $5.50 by the Average Parent Stock Price is less than or equal to 1.0630, the Exchange Ratio will be 1.0630 and (y) if the number determined by dividing $5.50 by the Average Parent Stock Price is greater than or equal to 1.3668, the Exchange Ratio will be 1.3668. The “Average Parent Stock Price” means the average of the closing prices of Sprint Nextel Shares for the 10 trading days ending on the second trading day immediately preceding the Effective Time.
          The Merger and the other transactions contemplated by the Merger Agreement are subject to various closing conditions, including approval of the Merger Agreement by Virgin Mobile’s stockholders, the accuracy of representations and warranties and compliance with covenants, receipt of regulatory approvals, continued effectiveness of certain agreements (including an employment agreement with Virgin Mobile’s Chief Executive Officer, Daniel H. Schulman) and other customary closing conditions. The Merger is expected to be completed in the fourth quarter of 2009 or in early 2010.
          Prior to approval by Virgin Mobile’s stockholders of the Merger Agreement, Virgin Mobile’s board of directors may, in certain circumstances, make a Change of Recommendation (as defined in the Merger Agreement) if there is an Intervening Event (as defined in the Merger Agreement) upon compliance with certain notice and other specified conditions set forth in the Merger Agreement.
          The Merger Agreement contains certain termination rights for both Virgin Mobile and Sprint Nextel, including the right of Virgin Mobile to terminate the Merger Agreement in the event there is a Superior Proposal (as defined in the Merger Agreement) upon Virgin Mobile’s compliance with certain notice and other specified conditions set forth in the Merger Agreement, and the right of Sprint Nextel to terminate the Merger Agreement if there is a Change of Recommendation. The Merger Agreement provides that, upon termination under certain specified circumstances, Virgin Mobile would be required to pay Sprint Nextel a termination fee of $14,200,000.
Voting Agreements
          In connection with the Merger Agreement, on July 27, 2009, Sprint Nextel entered into voting agreements with (i) the Virgin Affiliated Group with respect to the Virgin Mobile Shares beneficially owned by the Virgin Affiliated Group (the “Virgin Affiliated Group Voting Agreement”) and (ii) SK Telecom with respect to the Virgin Mobile Shares beneficially owned by SK Telecom (the “SK Telecom Voting Agreement” and together with the Virgin Affiliated Group Voting Agreement, the “Voting Agreements”).
          The Voting Agreements were entered into as an inducement for Sprint Nextel to enter into the Merger Agreement. Pursuant to the Voting Agreements, the Virgin Affiliated Group and SK Telecom have agreed to vote a portion of the Virgin Mobile Shares owned by them that, when aggregated with the Virgin Mobile Shares owned by Sprint Nextel, comprise approximately 40% of the outstanding voting power of Virgin Mobile as of July 27, 2009. The Voting Agreements are described in more detail below.
     Virgin Affiliated Group Voting Agreement
          Pursuant to the Virgin Affiliated Group Voting Agreement, the Virgin Affiliated Group represented that as of July 27, 2009 it beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, 22,901,389 shares of Class A Common Stock, 115,062 shares of Class C Common Stock and 25,750 shares of Preferred Stock (collectively, the “Virgin Affiliated Group Subject Shares”), which collectively represent approximately 30.6% of the total voting power of Virgin Mobile based on the number of Virgin Mobile Shares outstanding as of April 30, 2009. Pursuant to the Virgin Affiliated Group Voting Agreement, the Virgin Affiliated Group has agreed that at the stockholders meeting of Virgin Mobile with respect to the Merger and at any other meeting of the stockholders of Virgin Mobile, the Virgin Affiliated Group will vote a number of the Virgin Affiliated Group Subject Shares constituting not less than 14,362,279 Virgin Mobile Shares (approximately 16.8% of the total voting power of Virgin Mobile) that are entitled to vote in each case: (i) in favor of the adoption of the Merger Agreement, approval of the Merger or any other action of the stockholders of Virgin Mobile reasonably requested by Sprint Nextel in furtherance thereof, (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty of the Virgin Affiliated Group contained in the Virgin Affiliated Group Voting Agreement, (iii) against any other acquisition proposal and (iv) against any other action, agreement or transaction that would otherwise materially interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or the Virgin Affiliated Group Voting Agreement or the performance by the Virgin Affiliated Group of its obligations under the Virgin Affiliated Group Voting Agreement. The Virgin Affiliated Group Voting Agreement includes restrictions on the transfer of securities of Virgin Mobile held by the Virgin Affiliated Group until the termination of the Agreement, subject to certain exceptions. In addition, the Virgin Affiliated Group has agreed not to, and to cause its executive officers, directors and representatives not to, solicit, propose or recommend any other acquisition proposal. The Virgin Affiliated Group Voting Agreement will terminate on the earlier to occur of (i) the Effective Time and (ii) the date of termination of the Merger Agreement in accordance with its terms. In addition, the Virgin Affiliated Group has the right to terminate the Virgin Affiliated Group Voting Agreement in the event of certain amendments to the Merger Agreement.
     SK Telecom Voting Agreement
          Pursuant to the SK Telecom Voting Agreement, SK Telecom represented that as of July 27, 2009 it beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, 10,999,373 shares of Class A Common Stock, excluding 193,368 shares of Class A Common Stock beneficially owned by Helio, Inc. currently controlled by SK Telecom, and 25,750 shares of Preferred Stock (excluding the shares beneficially owned by Helio, Inc., the “SK Telecom Subject Shares”), which collectively represent approximately 16.5% of the total voting power of Virgin Mobile based on the number of Virgin Mobile Shares outstanding as of April 30, 2009. Pursuant to the SK Telecom Voting Agreement, SK Telecom has agreed that at the stockholders meeting of Virgin Mobile with respect to the Merger and at any other meeting of the stockholders of Virgin Mobile, SK Telecom will vote a number of SK Telecom Subject Shares constituting not less than 7,735,790 Virgin Mobile Shares (approximately 9.1% of the total voting power of Virgin Mobile) that are entitled to vote in each case: (i) in favor of the adoption of the Merger Agreement, approval of the Merger or any other action of the stockholders of Virgin Mobile reasonably requested by Sprint Nextel in furtherance thereof, (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty of SK Telecom contained in the SK Telecom Voting Agreement, (iii) against any other acquisition proposal and (iv) against any other action, agreement or transaction that would otherwise materially interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or the SK Telecom Voting Agreement or the performance by SK Telecom of its obligations under the SK Telecom Voting Agreement. The SK Telecom Voting Agreement includes restrictions on the transfer of securities of Virgin Mobile held by SK Telecom until the termination of the Agreement, subject to certain exceptions. In addition, SK Telecom has agreed not to, and to cause its executive officers, directors and representatives not to, solicit, propose or recommend any other acquisition proposal. The SK Telecom Voting Agreement will terminate on the earlier to occur of (i) the Effective Time and (ii) the date of termination of the Merger Agreement in accordance with its terms. In addition, SK Telecom has the right to terminate the SK Telecom Voting Agreement in the event of certain amendments to the Merger Agreement.
Credit Facility Payoff Agreement
          On July 27, 2009, Sprint Nextel, Virgin Mobile USA, L.P., an indirect, majority-owned subsidiary of Virgin Mobile (“VMU Opco”), the Virgin Affiliated Group and SK Telecom entered into a payoff and termination agreement (the “Payoff Agreement”) pursuant to which, at the Effective Time, Sprint Nextel, on behalf of VMU Opco, will pay to the Virgin Affiliated Group and SK Telecom the amount necessary to pay off and terminate the obligations of VMU Opco under the Subordinated Credit Agreement, dated as of July 19, 2006, among VMU Opco, the Virgin Affiliated Group and SK Telecom, as amended (the “Subordinated Credit Agreement”). At the Effective Time, this amount will be paid by Sprint Nextel from available cash or, at the election of Sprint Nextel at least five business days prior to the Effective Time and subject to any tax withholding requirements, Sprint Nextel Shares, the number of which will be determined by dividing the amount to be paid in Sprint Nextel Shares by the Average Parent Stock Price, rounded down to the nearest whole share.

Tax Receivable Termination Agreement
          On July 27, 2009, Sprint Nextel, Virgin Mobile and the Virgin Affiliated Group entered into a termination and mutual release agreement (the “Tax Receivable Termination Agreement”) to effect a mutual release of the respective obligations of each party under the Tax Receivable Agreement, dated as of October 16, 2007, by and between Virgin Mobile and the Virgin Affiliated Group. Pursuant to the terms of the Tax Receivable Termination Agreement, on the first business day that is at least two days after the Effective Time, Sprint Nextel will contribute to Virgin Mobile, and Virgin Mobile will pay to the Virgin Affiliated Group, approximately $50 million from available cash or, at the election of Sprint Nextel at least five business days prior to the Effective Time, Sprint Nextel Shares, the number of which will be determined by dividing the amount to be paid in Sprint Nextel Shares by the Average Parent Stock Share Price, rounded down to the nearest whole share.
Trademark License Agreement
          On July 27, 2009, the Virgin Affiliated Group and VMU Opco amended and restated the Amended and Restated Trademark License Agreement, dated October 16, 2007 (the “Trademark License Agreement”), effective as of the Effective Time, to modify the rights and obligations of the parties under the prior agreement, including the term of the agreement. Pursuant to the Trademark License Agreement, at the Effective Time, VMU Opco will pay to the Virgin Affiliated Group $12.7 million for the initial term of the Trademark License Agreement in cash or, at VMU Opco’s option, Sprint Nextel Shares, the number of which will be determined by dividing the amount to be paid in Sprint Nextel Shares by the Average Parent Stock Price, rounded down to the nearest whole share, for use of the Virgin Mobile brand through 2021, subject to possible additional customer royalty rates. The agreement contains several renewal options that will allow Virgin Mobile to extend the term until 2047.
          The foregoing summary of certain provisions of the Merger Agreement, Virgin Affiliated Group Voting Agreement and SK Telecom Voting Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of these agreements. The Merger Agreement, Virgin Affiliated Group Voting Agreement and SK Telecom Voting Agreement are filed as Exhibits 2.1, 10.1 and 10.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide factual information about Sprint Nextel. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the contracting parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders of Sprint Nextel are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sprint Nextel or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sprint Nextel’s public disclosures. Additionally, a copy of Sprint Nextel’s press release, dated July 28, 2009, announcing entry into the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
SAFE HARBOR
          This report includes forward-looking statements regarding the proposed acquisition and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular information regarding the rate of growth in the prepaid wireless segment, expected synergies from the acquisition, and whether and when the transactions contemplated by the merger agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: the failure to realize synergies as a result of operational efficiencies, streamlined distribution and general and administrative reductions in the timeframe expected or at all; unexpected costs or liabilities; the result of the review of the proposed transaction by various regulatory agencies, and any conditions imposed in connection with the consummation of the transaction; approval of the transaction agreement by the stockholders of Virgin Mobile and satisfaction of various other conditions to the closing of the transaction contemplated by the transaction agreement; and the risks that are described from time to time in Sprint Nextel’s and Virgin Mobile’s respective reports filed with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended March 31, 2009 of each of Sprint Nextel and Virgin Mobile. This report speaks only as of its date, and Sprint Nextel and Virgin Mobile disclaim any duty to update the information herein.
Important Additional Information will be Filed with the SEC
          In connection with the proposed transaction, Sprint Nextel will file a registration statement on Form S-4 with the SEC. VIRGIN MOBILE STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of Virgin Mobile. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, or by directing a request to Virgin Mobile Investor Relations at investorrelations@virginmobileusa.com or 908-

607-4108. In addition, investors and security holders may access copies of the documents filed with the SEC by Virgin Mobile on its web site at www.virginmobileusa.com, when they become available.
Participants in Solicitation
     Sprint Nextel, Virgin Mobile and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning Sprint’s participants is set forth in the proxy statement dated March 30, 2009 for Sprint Nextel’s 2009 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Virgin Mobile’s participants is set forth in the proxy statement dated April 7, 2009 for Virgin Mobile’s 2009 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Sprint Nextel and Virgin Mobile in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and proxy statement/prospectus contained therein, to be filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished with this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 27, 2009, by and among Sprint Nextel Corporation, Sprint Mozart, Inc. and Virgin Mobile USA, Inc.

10.1	Voting Agreement, dated as of July 27, 2009, by and among Sprint Nextel Corporation, Corvina Holdings Limited and Cortaire Limited

10.2	Voting Agreement, dated as of July 27, 2009, by and among Sprint Nextel Corporation and SK Telecom Co., Ltd.

99.1	Press Release Announcing Entry into Merger Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION
Date: July 28, 2009	By:	/s/ Charles R. Wunsch
Charles R. Wunsch
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 27, 2009, by and among Sprint Nextel Corporation, Sprint Mozart, Inc. and Virgin Mobile USA, Inc.

10.1	Voting Agreement, dated as of July 27, 2009, by and among Sprint Nextel Corporation, Corvina Holdings Limited and Cortaire Limited

10.2	Voting Agreement, dated as of July 27, 2009, by and among Sprint Nextel Corporation and SK Telecom Co., Ltd.

99.1	Press Release Announcing Entry into Merger Agreement